    As filed with the Securities and Exchange Commission on August 2,  1996
                                                      Registration No. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                      SUNSHINE MINING AND REFINING COMPANY
             (Exact name of registrant as specified in its charter)

               DELAWARE                                75-2231378
       (State or other jurisdiction        (IRS Employer Identification Number)
     of incorporation or organization)
                                                          83702
         877 W. MAIN STREET, SUITE 600                  (Zip Code)
                 BOISE, IDAHO
   (Address of principal executive offices)


       SUNSHINE MINING AND REFINING COMPANY 1995 EMPLOYEE NONQUALIFIED
                              STOCK OPTION PLAN
     SUNSHINE MINING AND REFINING COMPANY 1993 INCENTIVE STOCK OPTION PLAN
       SUNSHING MINING AND REFINING COMPANY 1987 EMPLOYEE NON-QUALIFIED
                              STOCK OPTION PLAN
                            (Full title of the plan)

                     --------------------------------------

                                 JOHN S. SIMKO
                                   President
                      Sunshine Mining and Refining Company
                        877 West Main Street, Suite 600
                              Boise, Idaho  83702
                    (Name and address of agent for service)
                                 (208) 345-0660
         (Telephone number, including area code, of agent for service)

                     --------------------------------------

                                    Copy to:
                             James D. Hovren, Esq.
                                EVANS, KEANE LLP
                          1101 W. River St., Suite 200
                                  P.O. Box 959
                            Boise, Idaho  83701-0959

                     --------------------------------------

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                    Proposed Maximum    Proposed Maximum
      Title of Securities           Amount to        Offering Price        Aggregate           Amount of
       to Be Registered            Be Registered       Per Share         Offering Price    Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 Par  Value...     61,500(1)            (1)             $73,031.25(1)          $25.18(1)
                                        shares
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 Par Value...     326,500(1)            (1)            $387,718.75(1)         $133.70(1)
                                        shares
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 Par Value .   10,000,000(1)            (1)            $11,875,000(1)       $4,094.83(1)
                                        shares
- ------------------------------------------------------------------------------------------------------------------------------------
 Total Fee                                                                                      $4,253.71(1)
====================================================================================================================================

(1) Up to 61,500 shares of Common Stock, par value $.01 to be issued upon exercise of options to be granted under the Company's 1987 Employee Non-Qualified Stock Option Plan; up to 326,500 shares of Common Stock, par value $.01 to be issued upon exercise of options to be granted under the Company's 1993 Incentive Stock Option Plan; and up to 10,000,000 shares of Common Stock, par value $.01 to be issued upon exercise of options to be granted under the Company's 1995 Employee Nonqualified Stock Option Plan, are registered hereby. The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for Common Stock on the NYSE on July 29, 1996, of $1.1875 per share.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Sunshine Mining and Refining Company ("Sunshine" or the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         a. Sunshine's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10- K");

         b. Sunshine's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (the "March 31, 1996 10- Q");

         c. Sunshine's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (the "June 30, 1996 10- Q");

         d. The description of Common Stock contained in the Sunshine's Registration Statement, Registration No. 1- 7966, as amended, filed pursuant to the Securities Exchange Act of 1934.

         All documents subsequently filed by Sunshine pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of the State of Delaware empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding to which they are a party, or threatened to be made a party, so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         In addition, the Certificate of Incorporation of the Company provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

         The bylaws of the Company also provide that the Company shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employer or agent of the Company, or was serving as such in another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In addition, the bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in the Company's favor by reason of the fact that such person is or was the director, trustee, officer, employee or agent of the Company, or is or was serving at the request of the Company in such position in another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the corporation. Indemnification shall be made in limited circumstances in the event that such person is adjudged to be liable for gross negligence or wilfulness conduct.

         The bylaws further provide that the Company shall have the power to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent of the Company against any liability asserted against such person and incurred by such person in such capacity, whether or not the Company would have the power to indemnify such person against such liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

  EXHIBIT
    NO.                                                  EXHIBIT
 ---------                                               -------
     4.1      Form of Warrant Agreement, dated as of February 3, 1994, between Sunshine and American Stock Transfer &
              Trust Company, as Warrant Agent, filed as Exhibit 4.3 to Sunshine's Registration Statement on Form S-1
              (Registration No. 33-73608), as amended and incorporated herein by reference.

     4.2      Form of Warrant Certificate, filed as Exhibit 4.4 to Sunshine's Registration Statement on Form S-1
              (Registration No. 33-73608), as amended and incorporated herein by reference.

     4.4      Specimen Stock Certificate of the Common Stock, $0.01 par value, of Sunshine, filed as Exhibit 4.2 to
              Sunshine's Registration Statement on Form S-1 (Registration No. 33-63446) as amended, and incorporated herein by reference.

     4.5      Form of Indenture dated as of July 15, 1988, between Sunshine and MTrust Corp., National Association, with respect to Sunshine's Convertible Subordinated Debentures due July 15, 2008, filed as Exhibit 4.25 to
              Sunshine's Registration Statement on Form S-3 (Registration No. 33-21159) and incorporated herein by reference.

     4.6      First Supplemental Indenture, dated as of August 8, 1988, Second Supplemental Indenture dated as of
              November 10, 1988, and Third Supplemental Indenture, dated as of April 10, 1991, by and between the
              Company and Ameritrust Texas, N.A., the successor to MTrust Corp., National Association relating to the issuance of the Debentures, filed as Exhibit 4.3 to Sunshine's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, and incorporated herein by reference.

     4.7      Form of Fourth Supplemental Indenture, by and between the Company and Texas Commerce Bank National
              Association, as successor to Ameritrust Texas National Association formerly known as MTrust Corp.,
              National Association, relating to the issuance of the Debentures, filed as Exhibit 4.10 to Sunshine Merger
              Company's Registration Statement on Form S-4, Registration No. 33-98876, and incorporated herein by reference..

     4.8      Form of Supplemental Warrant Agreement dated as of February 1, 1996 between Sunshine Merger Company and
              American Stock Transfer & Trust Company, as Warrant Agent, relating to the Warrants ($2.12 exercise price), filed as Exhibit to Sunshine Merger Company's Registration Statement on Form S-4, Registration No.
              33-98876, and incorporated herein by reference.


    *5.1      Opinion of Evans, Keane LLP

   *23.1      Consent of Ernst & Young LLP

   *24.1      Power of attorney of the officers and directors of the Company, included on the signature page hereof.

*  Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d)
of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho on August 1, 1996.

                                        SUNSHINE MINING AND REFINING COMPANY


                                        By:  /s/ John S. Simko
                                             -------------------------------
                                             John S. Simko, President and Chief
                                             Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints John S. Simko, William W. Davis, and Robert S. Peterson, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

                 Name                              Title                             Date
                 ----                              -----                             ----
/s/ John S. Simko                          Director, President and                   August 1, 1996
- ----------------------------------         Chief Executive Officer                   --------------
John S. Simko

/s/ G. Chris Andersen                      Director                                  August 1, 1996
- ----------------------------------                                                   --------------
G. Chris Andersen

                                           Director
- ----------------------------------                                                   --------------
George M. Elvin

/s/ Daniel D. Jackson                      Director                                  August 1, 1996
- ----------------------------------                                                   --------------
Daniel D. Jackson

/s/ V. Dale Babbitt                        Director                                  August 1, 1996
- ----------------------------------                                                   --------------
V. Dale Babbitt

/s/ William W. Davis                       Executive Vice President,                 August 1, 1996
- ----------------------------------         Chief Financial and                       --------------
William W. Davis                           Accounting Officer


/s/ Robert B. Smith, Jr.                   Director                                  June 18, 1996
- ----------------------------------                                                   -------------
Robert B. Smith, Jr.

/s/ Oren G. Shaffer                        Director                                  August 1, 1996
- ----------------------------------                                                   --------------
Oren G. Shaffer

                               INDEX TO EXHIBITS

  EXHIBIT
    NO.                                                  EXHIBIT
 ---------                                               -------
     4.1      Form of Warrant Agreement, dated as of February 3, 1994, between Sunshine and American Stock Transfer &
              Trust Company, as Warrant Agent, filed as Exhibit 4.3 to Sunshine's Registration Statement on Form S-1
              (Registration No. 33-73608), as amended and incorporated herein by reference.

     4.2      Form of Warrant Certificate, filed as Exhibit 4.4 to Sunshine's Registration Statement on Form S-1
              (Registration No. 33-73608), as amended and incorporated herein by reference.

     4.3      Certificate of Designation, Rights and Preferences of $11.94 Cumulative Redeemable Preferred Stock of
              Sunshine, filed as Exhibit 3.3 to Sunshine's Registration Statement on Form S-4 (Registration No.
              33-22250) and incorporated herein by reference.

     4.4      Specimen Stock Certificate of the Common Stock, $0.01 par value, of Sunshine, filed as Exhibit 4.2 to
              Sunshine's Registration Statement on Form S-1 (Registration No. 33-63446) as amended, and incorporated herein by reference.

     4.5      Form of Indenture dated as of July 15, 1988, between Sunshine and MTrust Corp., National Association, with respect to Sunshine's Convertible Subordinated Debentures due July 15, 2008, filed as Exhibit 4.25 to
              Sunshine's Registration Statement on Form S-3 (Registration No. 33-21159) and incorporated herein by reference.

     4.6      First Supplemental Indenture, dated as of August 8, 1988, Second Supplemental Indenture dated as of
              November 10, 1988, and Third Supplemental Indenture, dated as of April 10, 1991, by and between the
              Company and Ameritrust Texas, N.A., the successor to MTrust Corp., National Association relating to the issuance of the Debentures, filed as Exhibit 4.3 to Sunshine's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, and incorporated herein by reference.

     4.7      Form of Fourth Supplemental Indenture, by and between the Company and Texas Commerce Bank National
              Association, as successor to Ameritrust Texas National Association formerly known as MTrust Corp.,
              National Association, relating to the issuance of the Debentures, filed as Exhibit 4.10 to Sunshine Merger
              Company's Registration Statement on Form S-4, Registration No. 33-98876, and incorporated herein by reference.

     4.8      Form of Supplemental Warrant Agreement dated as of February 1, 1996 between Sunshine Merger Company and
              American Stock Transfer & Trust Company, as Warrant Agent, relating to the Warrants ($2.12 exercise price), filed as Exhibit to Sunshine Merger Company's Registration Statement on Form S-4, Registration No.
              33-98876, and incorporated herein by reference.

    *5.1      Opinion of Evans, Keane LLP

   *23.1      Consent of Ernst & Young LLP

   *24.1      Power of attorney of the officers and directors of the Company, included on the signature page hereof.

*  Filed herewith